UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 10, 2003

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California		92610
(Address of Principal Executive Offices)		(Zip Code)

(949) 583-9029

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 7.    Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.

Not Applicable.

(b)  Pro Forma Financial Information.

Not Applicable.

(c)  Exhibits.

99.1 Copy of press release, dated July 10, 2003, issued by The Wet Seal, Inc. (the “Company”).

Item 9.    Regulation FD Disclosure

The following information, intended to be furnished under “Item 12. Disclosure of Results of Operations and Financial Condition” of Form 8-K, is instead being furnished under this “Item 9. Regulation FD Disclosure” in accordance with SEC Release No. 33-8216.

On July 10, 2003, the Company reported its net sales for the five-week period ended July 5, 2003 and announced estimated financial results for the second quarter of fiscal 2003. A copy of the Company’s press release appears as Exhibit 99.1 to this Current report and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: July 10, 2003	By:	/s/ WILLIAM B. LANGSDORF
Name: William B. Langsdorf Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
99.1	Copy of press release, dated July 10, 2003, issued by the Company.